Exhibit 99.2

Yelp Acquires Qype

Provides Preliminary Third Quarter 2012 Financial Results

Addition of Qype Accelerates International Expansion, Adding Content and Traffic

Company Reports Strong Preliminary Third Quarter 2012 Financial Results

SAN FRANCISCO, October 24, 2012 /PRNewswire/—Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced it has acquired Qype, Europe’s largest local reviews site. Qype was acquired to accelerate Yelp’s international expansion, bringing more than two million reviews and 15 million unique visitors per month across 13 countries.

“I am excited to welcome Qype’s employees and users to Yelp. We have built a solid foundation in Europe and this acquisition should significantly increase our international presence. With its strong local content in key markets like Germany and the United Kingdom, we believe that Qype will help Yelp become the de facto choice for local search in those markets,” said Jeremy Stoppelman, Yelp co-founder and chief executive officer. “Qype’s established European sales force will also bring more local business owners into the Yelp ecosystem, which in turn will bolster our mission to connect people with great local businesses all over the world.”

“We’re excited to join forces with Yelp, the premier brand in local search,” said Ian Brotherston, Qype’s chief executive officer. “Like Yelp, Qype is committed to providing rich, authentic content within local search. This acquisition enables our users to contribute to a much bigger platform, delivering greater value to local businesses.”

Strong Preliminary Third Quarter Financial Results

Yelp also provided preliminary financial results for the third quarter ended September 30, 2012. Revenue and Adjusted EBITDA for the third quarter 2012 exceeded Yelp’s previous guidance provided on August 1, 2012. Revenue for the third quarter 2012 is expected to be approximately $36.4 million, net loss for the quarter 2012 is expected to be approximately $2.0 million, and Adjusted EBITDA is expected to be approximately $2.2 million. Yelp plans to issue a press release with additional financial results for the third quarter on Thursday, November 1, 2012, and at that time will provide fourth quarter 2012 guidance and updated full year guidance.

Acquisition Details

Under the terms of the acquisition agreement, Yelp acquired all of Qype’s shares, for approximately €18.6 million and 970,000 shares of Yelp’s Class A common stock, for a total purchase price of approximately $50 million USD. Qype is headquartered in Germany, with operations also in the United Kingdom. The acquisition will be recorded in Yelp’s fourth quarter and 2012 year-end financial statements.

Conference Call Information

Yelp will host a teleconference at 9 a.m. PT/12 p.m. ET today, October 24, 2012. To access the call, please dial (800) 706-7748 or, outside the U.S., (617) 614-3473 with passcode 11414485 at least five minutes prior to the start time. An audio webcast and replay of the call will also be available at http://www.yelp-ir.com. An audio replay of today’s conference call will be available from October 24, 2012 to November 7, 2012 by dialing (888) 286-8010 or, outside the U.S., (617) 801-6888 with the replay passcode 49350488.

About Yelp

Yelp Inc. (NYSE: YELP) (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the US, Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore and Poland. Yelp had a monthly average of approximately 78 million unique visitors in Q2 2012*. By the end of the same quarter, Yelpers had written more than 30 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp’s mobile applications were used on 7.2 million unique mobile devices on a monthly average basis during Q2 2012.

*	Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a “non-GAAP financial measure”. Adjusted EBITDA has been included in this press release because it is a key measure used by the company’s management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of Yelp’s results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•	other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and Yelp’s other GAAP results. For a preliminary reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the impact that the acquisition of Qype may have on Yelp’s business and financial results, including revenue, expenses, Adjusted EBITDA and net loss, and the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding preliminary financial results for the third quarter, the future growth in Company revenue and continued investing by Yelp in its future growth. Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: Yelp’s short operating history in an evolving industry; Yelp’s ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; Yelp’s reliance on traffic to its website from search engines like Google, Bing and Yahoo!; Yelp’s ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype; maintaining and expanding Yelp’s base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; Yelp’s ability to deal with the increasingly competitive local search environment; Yelp’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while Yelp continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; and Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect Yelp’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended September 30, 2012 could differ from the preliminary results we have announced in this press release.

Yelp Inc.

Reconciliation of Net Loss to EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2012	2011
Net loss	$(2,010)	$(3,751)
Provision for income taxes	45	36
Other income (expense), net	14	326
Depreciation and amortization	1,780	1,047

EBITDA	(171)	(2,342)
Stock-based compensation	2,334	1,460

Adjusted EBITDA	$2,163	$(882)

Media Contact Information

Yelp Press Office

Stephanie Ichinose

(415) 908-3679

stephanie@yelp.com

Investor Relations Contact Information

The Blueshirt Group

Stacie Bosinoff, Nicole Gunderson

(415) 217-7722

yelp@blueshirtgroup.com